UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2018

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2018, Equity Commonwealth (the “Company”) held its 2018 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected 11 trustees to the Board of Trustees of the Company (the “Board”) to serve until the Company’s 2019 annual meeting of shareholders, (ii) approved, on a non-binding advisory basis, the compensation of the named executive officers and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The proposals are described in the Company’s Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1: Election of Trustees

At the Annual Meeting, shareholders elected 11 trustees to the Board to serve until the 2019 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sam Zell	104,250,079	3,252,990	6,681,680
James S. Corl	106,695,607	807,462	6,681,680
Martin L. Edelman	106,683,495	819,574	6,681,680
Edward A. Glickman	107,085,171	417,898	6,681,680
David Helfand	107,221,877	281,192	6,681,680
Peter Linneman	106,270,377	1,232,692	6,681,680
James L. Lozier, Jr.	106,599,432	903,637	6,681,680
Mary Jane Robertson	107,106,540	396,529	6,681,680
Kenneth Shea	106,555,872	947,197	6,681,680
Gerald A. Spector	106,597,142	905,927	6,681,680
James A. Star	105,498,512	2,004,557	6,681,680

Proposal 2: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted affirmatively on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,692,673	2,733,059	77,337	6,681,680

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
113,202,882	924,990	56,877

 Item 8.01. Other Events

In connection with filing a registration statement on Form S-3, the Company is disclosing certain pro forma financial information for the three months ended March 31, 2018, adjusted for the effects of the sale on February 21, 2018 of the buildings and land known as 600 West Chicago Avenue (“600 West Chicago Avenue”) as if 600 West Chicago Avenue had been disposed of on January 1, 2018.

As previously announced, on February 21, 2018, EQC Operating Trust (the “Operating Trust”), a Maryland real estate investment trust through which the Company conducts its business, and a wholly-owned subsidiary of the Operating Trust, closed on the sale of 600 West Chicago Avenue to Chicago Kingsbury, LLC for an aggregate gross sales price of $510 million.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations and notes thereto are filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Regulation FD Disclosures

We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the Company to monitor these distribution channels for material disclosures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Statement of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 20, 2018